UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2014

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective March 5, 2014, the Board of Directors of Vapor Corp. (the “Company”) elected Ryan Kavanaugh as a member of the Board of Directors to serve until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.

In connection with Mr. Kavanaugh’s election to the Board of Directors, the size of the Board of Directors was increased to and fixed at four (4) members from three (3) members.

In addition, the Board of Directors granted to Mr. Kavanaugh effective March 6, 2014 a non-qualified stock option award under the Company’s Equity Incentive Plan to purchase up to 60,000 shares of the Company’s common stock at an exercise price per share equal to $8.30 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). The stock option expires on the fifth anniversary of the grant date, vests in equal annual installments over a three-year period from the grant date subject to Mr. Kavanaugh serving as a member of the Board on each such vesting date and is to be evidenced by a non-qualified stock option agreement customarily utilized under the Equity Incentive Plan.

Mr. Kavanaugh was elected to the Board of Directors in accordance with the Consulting Agreement dated as of February 3, 2014 (the “Consulting Agreement”) by and between the Company and Knight Global Services, LLC (“Knight Global”), pursuant to which Knight Global has been retained to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. Knight Global is a wholly-owned subsidiary of Knight Global, LLC of which Mr. Kavanaugh is an investor and principal.

There are no other arrangements or understandings between Mr. Kavanaugh and any other person pursuant to which he was selected as a director.

For a description of the Consulting Agreement, reference is made to “Item 1. Business—2014 Consulting Agreement” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 26, 2014.

Other than the Consulting Agreement or as contemplated thereunder, Mr. Kavanaugh does not have a direct or indirect material interest in any transaction with the Company involving an amount exceeding the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP. (Registrant)

Date: March 7, 2014	By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer